SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August __, 2007


                               CEL-SCI CORPORATION
                          ------ --------------------
             (Exact name of Registrant as specified in its charter)


     Colorado                         0-11503                  84-0916344
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
                -------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------

                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)




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Item 7.01   Regulation FD Disclosure

      On June 6, 2007 the Company signed an agreement to lease a building near Baltimore, Maryland. The Company's obligations under the lease were, for the most part, contingent upon the landlord's ability to purchase the building subject to the lease.

      On August 8, 2007 the landlord purchased the building, which consists of approximately 73,000 square feet. On August 14, 2007 the Company issued a press release, a copy of which is filed as an exhibit to this report, concerning the purchase of the building.

      The building will be remodeled in accordance with the Company's specifications so that it can be used by the Company to manufacture its cancer drug Multikine for Phase III clinical trials and sales of the drug following marketing approval.

      The lease is for a term of twenty years and requires annual base rent payments of $1,575,000 during the first year of the lease. The annual base rent escalates each year at 3%. The Company is also required to pay all real and personal property taxes, insurance premiums, maintenance expenses, repair costs and utilities. The lease allows the Company, at its election, to extend the lease for two ten-year periods or to purchase the building at the end of the 20-year lease.

      The lease required the Company to pay $3,150,000 towards the remodeling costs, which will be recouped by reductions in the annual base rent of $303,228 in years six through twenty of the lease.

Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          ------------

            99                Press Release





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 15, 2007

                                 CEL-SCI CORPORATION



                                 By:  /s/ Geert R. Kersten
                                      -----------------------------------------
                                      Geert R. Kersten, Chief Executive Officer

















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